Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Reports Third-Quarter 2024 Earnings, Introduces New Growth Rate and Capital Plan

•Third-quarter 2024 GAAP earnings of $1.80 per share; operating earnings of $1.85 per share
•Narrows 2024 operating earnings (non-GAAP) guidance to $5.58 to $5.68 per share, maintaining $5.63 midpoint
•Announces new long-term growth rate of 6% to 8% based off of 2025 operating earnings guidance of $5.75 to $5.95 per share
•Expands five-year capital plan to $54 billion to support reliability and demand growth

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter ended September 30,			Year-to-date ended September 30,
	2024	2023	Change	2024	2023	Change
Revenue ($ in billions):	5.4	5.3	0.1	15.0	14.4	0.6
Earnings ($ in millions):
GAAP	959.6	953.7	5.9	2,303.0	1,871.9	431.1
Operating (non-GAAP)	985.4	923.8	61.6	2,317.8	2,077.6	240.2

EPS ($):
GAAP	1.80	1.83	(0.03)	4.35	3.62	0.73
Operating (non-GAAP)	1.85	1.77	0.08	4.38	4.02	0.36
EPS based on 532 million shares 3Q 2024, 520 million shares 3Q 2023, 529 million shares YTD 2024 and 517 million shares YTD 2023.

COLUMBUS, Ohio, November 6, 2024 - American Electric Power (Nasdaq: AEP) today reported third-quarter 2024 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $960 million or $1.80 per share, compared with GAAP earnings of $954 million or $1.83 per share in third-quarter 2023. Operating earnings for third-quarter 2024 were $985 million or $1.85 per share, compared with operating earnings of $924 million or $1.77 per share in third-quarter 2023.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. On a year-to-date basis, the variance between GAAP and operating earnings is $0.03 per share. A full reconciliation of GAAP earnings to operating earnings for the quarter and year to date is included in the tables at the end of this news release.
“Our results this quarter were driven by our continued investments to improve service and enhance the energy system to meet the needs of our customers and communities. Based on our progress so far this year, we are tightening our 2024 earnings guidance range and maintaining the $5.63 midpoint,” said Bill Fehrman, AEP president and chief executive officer.
“We are committed to providing best-in-class service, driving operational excellence and exercising financial discipline to improve results and create more value for our customers, investors and all stakeholders. AEP has a strong foundation and significant growth opportunities ahead, and we are confident in our ability to execute our strategy and deliver on our promises. This confidence is reflected in our new 6%-8% long-term growth rate and expanded capital investment plan of $54 billion over the next five years, along with our commitment to a strong balance sheet.
“The foundation of our 2025 earnings guidance range is based on robust growth in our regulated businesses as we invest in a reliable, resilient grid and new generation opportunities to serve unprecedented load growth. The range also reflects lower contributions from our Generation & Marketing segment due to the reduced scope of activities in this segment going forward,” Fehrman said.
“Commercial load has increased more than 10% year-over-year through the third quarter, and our updated sales projections show that pace accelerating. We expect commercial load to grow an average of 20% annually over the next three years based on customer contracts signed so far. In fact, we now have financial agreements from customers for 20 gigawatts of commercial and industrial load additions through the end of the decade, primarily in Ohio, Texas and Indiana.
“We continue to work with our regulators to ensure costs are fairly allocated so we can keep customer rates affordable and make sure all customers benefit from the investments needed to support the growth of data processors and other economic development projects,” he said.
“We recently implemented leadership and alignment changes to streamline our corporate structure, move decision making closer to customers and ensure the businesses that drive our revenue have the support they need to improve performance. We also continue to engage our employees to identify process improvements and efficiencies that will reposition the company to support sustainable growth and customer affordability,” Fehrman added.

SUMMARY OF RESULTS BY SEGMENT

$ in millions

GAAP Earnings	3Q 24	3Q 23	Change	YTD 24	YTD 23	Change
Vertically Integrated Utilities (a)	571.5	512.5	59.0	1,198.0	1,051.6	146.4
Transmission & Distribution Utilities (b)	245.2	206.0	39.2	542.3	508.4	33.9
AEP Transmission Holdco (c)	214.7	202.9	11.8	624.1	580.8	43.3
Generation & Marketing (d)	93.3	130.7	(37.4)	226.1	(59.3)	285.4
All Other	(165.1)	(98.4)	(66.7)	(287.5)	(209.6)	(77.9)
Total GAAP Earnings (Loss)	959.6	953.7	5.9	2,303.0	1,871.9	431.1

Operating Earnings (non-GAAP)	3Q 24	3Q 23	Change	YTD 24	YTD 23	Change
Vertically Integrated Utilities (a)	572.4	520.0	52.4	1,117.5	1,045.6	71.9
Transmission & Distribution Utilities (b)	245.2	206.0	39.2	610.8	488.2	122.6
AEP Transmission Holdco (c)	214.7	202.9	11.8	632.3	580.9	51.4
Generation & Marketing (d)	99.2	92.8	6.4	225.6	204.1	21.5
All Other	(146.1)	(97.9)	(48.2)	(268.4)	(241.2)	(27.2)
Total Operating Earnings (non-GAAP)	985.4	923.8	61.6	2,317.8	2,077.6	240.2

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP narrowed its 2024 operating earnings guidance range to $5.58 to $5.68 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2024 earnings guidance.
Reflecting special items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $5.55 to $5.65 per share. See the table below for a full reconciliation of 2024 earnings guidance.

2024 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$5.55	to	$5.65

Mark-to-market impact of commodity hedging activities		(0.09)

Remeasurement of Excess ADIT Regulatory Liability		(0.09)

Impact of NOLC on Retail Rate Making		(0.50)

Disallowance - Dolet Hills Power Station		0.02

Provision for Refund - Turk Plant		0.24

Sale of AEP OnSite Partners		0.02

Severance Charges		0.18

Federal EPA Coal Combustion Residuals Rule		0.21

SEC Matter Loss Contingency		0.04

Operating EPS Guidance	$5.58	to	$5.68

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

ABOUT AEP
Our team at American Electric Power is committed to improving our customers’ lives with reliable, affordable power. We are investing $54 billion from 2025 through 2029 to enhance service for customers and support the growing energy needs of our communities. Our nearly 16,000 employees operate and maintain the nation’s largest electric transmission system with 40,000 line miles, along with more than 225,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 29,000 megawatts of diverse generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions and the adoption or expansion of economic sanctions, tariffs or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including turmoil related to federal budget or debt ceiling matters or instability in the banking industry, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; shifting demand for electricity; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, drought conditions and wildfires that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, and to recover all related costs; the disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by pandemics, natural disasters or other events; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including evolving expectations related to environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt;
the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cyber security threats, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Third Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		571.5	245.2	214.7	93.3	(165.1)	959.6	$1.80

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	0.9	—	—	5.9	—	6.8	0.01
SEC Matter Loss Contingency	(d)	—	—	—	—	19.0	19.0	0.04
Total Special Items		0.9	—	—	5.9	19.0	25.8	$0.05

Operating Earnings (Loss) (non-GAAP)		572.4	245.2	214.7	99.2	(146.1)	985.4	$1.85

Financial Results for the Third Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		512.5	206.0	202.9	130.7	(98.4)	953.7	$1.83

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	7.5	—	—	(37.9)	—	(30.4)	(0.06)
Sale of Unregulated Renewables	(e)	—	—	—	—	0.5	0.5	—
Total Special Items		7.5	—	—	(37.9)	0.5	(29.9)	$(0.06)

Operating Earnings (Loss) (non-GAAP)		520.0	206.0	202.9	92.8	(97.9)	923.8	$1.77

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an estimated loss contingency related to a previously disclosed SEC investigation
(e)Represents third-party transaction costs related to the sale of the Competitive Contracted Renewable Portfolio

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	8,959	8,975	(0.2)%
Commercial	6,910	6,686	3.4%
Industrial	8,562	8,731	(1.9)%
Miscellaneous	612	618	(1.0)%
Total Retail	25,043	25,010	0.1%

Wholesale Electric (in millions of kWh): (a)	3,559	3,876	(8.2)%

Total KWHs	28,602	28,886	(1.0)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	8,206	8,442	(2.8)%
Commercial	9,671	8,574	12.8%
Industrial	6,725	6,601	1.9%
Miscellaneous	213	220	(3.2)%
Total Retail (b)	24,815	23,837	4.1%

Wholesale Electric (in millions of kWh): (a)	504	485	3.9%

Total KWHs	25,319	24,322	4.1%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power
Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		1,198.0	542.3	624.1	226.1	(287.5)	2,303.0	$4.35

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	17.9	—	—	(70.1)	—	(52.2)	(0.09)
Remeasurement of Excess ADIT Regulatory Liability	(d)	(44.6)	—	—	—	—	(44.6)	(0.09)
Impact of NOLC on Retail Rate Making	(e)	(259.6)	—	—	—	—	(259.6)	(0.50)
Disallowance - Dolet Hills Power Station	(f)	11.1	—	—	—	—	11.1	0.02
Provision for Refund - Turk Plant	(g)	126.4	—	—	—	—	126.4	0.24
Sale of AEP OnSite Partners	(h)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(i)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(j)	10.6	41.3	—	58.8	—	110.7	0.21
SEC Matter Loss Contingency	(k)	—	—	—	—	19.0	19.0	0.04
Total Special Items		(80.5)	68.5	8.2	(0.5)	19.1	14.8	$0.03

Operating Earnings (Loss) (non-GAAP)		1,117.5	610.8	632.3	225.6	(268.4)	2,317.8	$4.38

Financial Results for Year-to-Date 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		1,051.6	508.4	580.8	(59.3)	(209.6)	1,871.9	$3.62

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(1.7)	—	—	174.9	—	173.2	0.34
Termination of the Sale of Kentucky Operations	(l)	—	—	—	—	(33.7)	(33.7)	(0.06)
Sale of Unregulated Renewables	(m)	—	—	—	88.5	2.1	90.6	0.17
Change in Texas Legislation	(n)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Total Special Items		(6.0)	(20.2)	0.1	263.4	(31.6)	205.7	$0.40

Operating Earnings (Loss) (non-GAAP)		1,045.6	488.2	580.9	204.1	(241.2)	2,077.6	$4.02

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities

(d)Represents the impact of the remeasurement of excess accumulated deferred income taxes in Arkansas and Michigan
(e)Represents the impact of receiving IRS PLRs related to NOLCs in retail rate making (I&M, PSO and SWEPCo). Amount includes a reduction in excess accumulated deferred income taxes and activity related to prior periods
(f)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(g)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(h)Represents the loss on the sale of AEP OnSite Partners
(i)Represents the impact of AEP's recent workforce reduction program
(j)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule
(k)Represents an estimated loss contingency related to a previously disclosed SEC investigation
(l)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(m)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(n)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	24,191	23,406	3.4%
Commercial	18,763	17,781	5.5%
Industrial	25,563	25,686	(0.5)%
Miscellaneous	1,718	1,684	2.0%
Total Retail	70,235	68,557	2.4%

Wholesale Electric (in millions of kWh): (a)	10,498	10,620	(1.1)%

Total KWHs	80,733	79,177	2.0%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	21,079	20,618	2.2%
Commercial	26,871	22,711	18.3%
Industrial	20,363	19,800	2.8%
Miscellaneous	573	565	1.4%
Total Retail (b)	68,886	63,694	8.2%

Wholesale Electric (in millions of kWh): (a)	1,347	1,366	(1.4)%

Total KWHs	70,233	65,060	8.0%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers